UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2023

QUIDELORTHO CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 27, 2023, Stephen H. Wise informed the board of directors (the “Board”) of QuidelOrtho Corporation (the “Company”) of his intent to resign from the Board and as a member of its Nominating and Corporate Governance Committee, effective upon the election of James R. Prutow as a director, which occurred on November 28, 2023 as described below. Mr. Wise’s decision to resign from the Board was due to other professional commitments and was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director

On November 28, 2023, the Board elected Mr. Prutow as a director, effective immediately. He qualifies as an “independent director” under the applicable rules of The Nasdaq Stock Market LLC. It is currently anticipated that the Board will appoint Mr. Prutow as a member of the Nominating and Corporate Governance Committee and the Science and Technology Committee.

Mr. Prutow was elected to the Board pursuant to the Principal Stockholders Agreement, dated as of December 22, 2021, by and among the Company, Quidel Corporation, Ortho Clinical Diagnostics Holdings plc and Carlyle Partners VI Cayman Holdings, L.P. (the “Carlyle Stockholder,” and such agreement, the “Principal Stockholders Agreement”). Pursuant to the Principal Stockholders Agreement, among other matters, the Carlyle Stockholder is entitled to designate two directors to the Board so long as it holds at least 12% of the outstanding shares of the Company's common stock. As of November 28, 2023, the Carlyle Stockholder held more than 12% of the outstanding shares and was therefore entitled to designate two directors to the Board. Mr. Prutow is one of two directors designated by the Carlyle Stockholder.

The foregoing description of the Principal Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023 filed with the U.S. Securities and Exchange Commission on February 23, 2023, which is incorporated herein by reference.

Except as described above, there are no other arrangements or understandings between Mr. Prutow and any other persons pursuant to which he was selected as a director. There are no family relationships between Mr. Prutow and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Severance and Change in Control Agreement

Each of Douglas Bryant, Robert Bujarski, Joseph Busky and Michelle Hodges entered into a Severance and Change in Control Agreement with the Company (the “Severance and CIC Agreement”), which supersedes and replaces any of their respective prior agreements or offer letters entered into with the Company or its affiliates or subsidiaries governing severance and/or change in control. The Severance and CIC Agreement provides for the payment of severance benefits if (1) the executive’s employment with the Company is terminated by the Company without Cause (as defined in the Severance and CIC Agreement) more than thirty days prior to or more than two years following a Change in Control (as defined in the Severance and CIC Agreement) (a “Non-CIC Qualifying Termination”) or (2) the executive’s employment with the Company terminates within two years following or thirty days prior to a Change in Control (a “CIC Qualifying Termination”) for any reason other than the executive’s voluntary resignation (which does not include resignations stemming from a material adverse change in compensation, title, status, overall position, responsibilities, authority, reporting relationship or location of workplace), the executive’s death or permanent disability, or the executive’s termination by the Company for Cause.

The severance benefits under the Severance and CIC Agreement generally consist of a lump sum cash payment equal to two times the sum of (1) the executive’s highest annual base salary with the Company within the three-year period ending on the date of termination, plus (2) an amount equal to the annualized average of all cash bonuses and cash incentive compensation paid to the executive during the two-year period immediately before the date of termination. In addition, the Severance and CIC Agreement provides for: (a) payment of $25,000 to help defray legal, tax and accounting fees, executive outplacement services and other costs associated with transitional matters; (b) continued coverage for two years under our group medical insurance, group dental insurance and group vision insurance programs or equivalent compensation by alternative means, unless and to the extent the executive obtains concurrent coverage through another program, in which case our coverage will be terminated or reduced as applicable; and (c) in the event of a CIC Qualifying Termination (but not, for avoidance of doubt a Non-CIC Qualifying Termination), immediate vesting and exercisability of any and all unvested stock options, restricted stock units and any other equity awards held by the executive, unless previously waived or otherwise expressly agreed to by the executive (with any outstanding performance-based equity awards being deemed earned at the greater of the target level of performance or actual performance through the date of the Change in Control). Severance benefits are contingent upon the executive executing a customary general release of claims and the executive’s continued compliance, in all material respects, with the terms of the Severance and CIC Agreement.

Werner Kroll did not enter into the Severance and CIC Agreement, and his prior change in control agreement and Amended and Restated Individual Retirement Program, effective as of April 4, 2023, remain in effect.

The foregoing description of the Severance and CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K ("Form 8-K"), which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Form of Severance and Change in Control Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2023

QUIDELORTHO CORPORATION

By:	/s/ Michelle A. Hodges
Name:	Michelle A. Hodges
Its:	Secretary